Exhibit 99.1

Press Release

Escalade Reports Second Quarter 2021 Results

Second-Quarter Highlights

●	Revenue increased 19.3% on net sales of $99.7 million
●	Gross margin declined 267 basis points to 25.2%
●	Operating income of $10.7 million vs. $10.9 million in the second quarter of 2020
●	Diluted EPS of $0.58 per share

Evansville, IN (August 5, 2021) Escalade, Incorporated (NASDAQ: ESCA) – today announced its second quarter results for 2021, ended July 10, 2021. The Company posted quarterly revenue of $99.7 million, an increase of 19.3% over prior year, posting another record for its second fiscal quarter. Quarterly diluted earnings per share were $0.58.

“Second quarter results reflect strong demand for our products, offset by sharply higher raw material costs, increased wage pressure, and inventory handling costs. Global supply chain issues persist as our logistics team works to keep goods flowing to our customers. While gross margin declined in the quarter, price increases are beginning to work through the system and tight expense control allowed us to generate EBITDA above last year’s record second quarter,” said Walter P. Glazer, Jr., Interim President and CEO of Escalade, Inc.

“Year to date sales are up 31.5% and net income has increased 27.3%,” continued Glazer. “We enter the back half of the year with ample inventory to serve our retail partners and meet consumer demand. While we expect cost pressures to remain in the near term, we continue to invest in our businesses to bring exciting and innovative products to market that offer superior performance and compelling value to our customers.”

Net sales for the second quarter of 2021 were $99.7 million compared to net sales of $83.5 million for the same quarter in 2020, an increase of $16.2 million or 19.3%.

Gross margin ratio for the second quarter of 2021 was 25.2%, compared to 27.8% for the same period in the prior year. Gross profit for the second quarter of 2021 was $25.1 million compared to gross profit of $23.2 million for the same quarter in 2020.

Selling, general and administrative expenses (SG&A) were $13.8 million for the quarter compared to $11.9 million for the same period in the prior year, an increase of $1.9 million or 15.8%. SG&A, as a percent of sales, for the second quarter of 2021 decreased to 13.9% from 14.3% reported for the same period prior year.

Operating income for the second quarter of 2021 was $10.7 million compared to operating income of $10.9 million for the same period in the prior year.

Net income for the second quarter of 2021 was $8.1 million, or $0.58 diluted earnings per share compared to net income of $8.7 million, or $0.61 diluted earnings per share for the same quarter in 2020.

The Company announced a quarterly dividend of $0.14 per share to be paid to all shareholders of record on September 7, 2021 and disbursed on September 14, 2021.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment.  Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK® and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; RAVE Sports® water recreation products; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; DURA® and Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; American Heritage Billiards® - premium billiards and game room assortment; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide.  For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its new Interim Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Six Months Ended
All Amounts in Thousands Except Per Share Data	July 10, 2021	July 11, 2020	July 10, 2021	July 11, 2020

Net sales	$99,679	$83,524	$158,870	$120,813

Costs and Expenses
Cost of products sold	74,606	60,289	116,363	87,363
Selling, administrative and general expenses	13,810	11,921	23,686	19,378
Amortization	577	442	1,006	776

Operating Income	10,686	10,872	17,815	13,296

Other Income (Expense)
Interest expense	(387)	(60)	(621)	(104)
Other income	21	22	56	68

Income Before Income Taxes	10,320	10,834	17,250	13,260

Provision for Income Taxes	2,194	2,124	3,682	2,599

Net Income	$8,126	$8,710	$13,568	$10,661

Earnings Per Share Data:
Basic earnings per share	$0.59	$0.62	$0.98	$0.76
Diluted earnings per share	$0.58	$0.61	$0.97	$0.75

Dividends declared	$0.14	$0.125	$0.28	$0.25

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	July 10, 2021	December 26, 2020	July 11, 2020
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,641	$3,505	$16,669
Receivables, less allowance of $717; $896; and $728; respectively	52,248	65,280	49,516
Inventories	86,612	72,488	41,653
Prepaid expenses	4,775	4,068	2,085
Prepaid income tax	--	57	--
TOTAL CURRENT ASSETS	154,276	145,398	109,923

Property, plant and equipment, net	20,792	18,232	14,713
Operating lease right-of-use assets	2,079	1,608	1,395
Intangible assets, net	21,638	22,645	18,071
Goodwill	32,695	32,695	26,749
Other assets	137	127	57
TOTAL ASSETS	$231,617	$220,705	$170,908

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$7,143	$--	$--
Trade accounts payable	14,705	20,947	18,109
Accrued liabilities	14,875	24,271	13,196
Income tax payable	180	--	1,705
Current operating lease liabilities	1,526	854	711
TOTAL CURRENT LIABILITIES	38,429	46,072	33,721

Other Liabilities:
Long‑term debt	42,857	30,073	--
Deferred income tax liability	4,193	4,193	3,537
Operating lease liabilities	557	763	699
Other liabilities	448	448	387
TOTAL LIABILITIES	86,484	81,549	38,344

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,779,489; 13,919,380; and 14,153,579; shares respectively	13,779	13,919	14,154
Retained earnings	131,354	125,237	118,410
TOTAL STOCKHOLDERS' EQUITY	145,133	139,156	132,564
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$231,617	$220,705	$170,908

4